CAPSTONE EMPLOYEE STOCK OWNERSHIP FUND


                          SERVICE AND DISTRIBUTION PLAN


     Introduction: It has been determined that Capstone Employee Stock Ownership Fund (the"Fund"), will pay specified amounts to Capstone Asset Planning Company ("Distributor") as compensation for providing certain distribution-related and shareholder-servicing services with respect to shares and shareholders of the Fund. The Board of Directors of the Fund therefore adopts the Service and Distribution Plan (the "Plan") for the Funds, as set forth herein, pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act").

     The Board of Directors, in considering whether the Funds should implement the Plan, has requested and evaluated such information as it deemed necessary to make an informed determination as to whether the Plan should be implemented and has considered such pertinent factors as it deemed necessary to form the basis for a decision to use assets of the Funds for such purposes.

     In voting to approve the implementation of the Plan, the Directors have concluded, in the exercise of their reasonable business judgment and in light of their respective fiduciary duties, that there is a reasonable likelihood that the Plan will benefit the Funds, and its shareholders.

     The  Plan:  The  material   aspects  of  the  financing  by  the  Funds  of
distribution and shareholder servicing activities to be performed for the Fund are as follows:

     1. The Fund, will compensate Capstone Asset Planning Company ("Distributor") for services provided and expenses incurred in connection with the distribution and marketing of shares of the Fund and for the servicing shareholders of the Fund. Such distribution, marketing and shareholder servicing activities to be provided by the Distributor may include (1) printing and advertising expenses; (2) payments to employees or agents of the Distributor who engage in or support distribution of the Funds' shares, including salary, commissions, travel and related expenses; (3) the costs of preparing, printing and distributing prospectuses and reports to prospective investors; (4) expenses of organizing and conducting sales seminars;
         (5) expenses related to selling and servicing efforts, including processing new account applications, transmitting customer transaction information to the Fund's transfer agent and answering questions of shareholders; (6) payments of fees to one or more broker-dealers (which may include the Distributor itself), financial institutions or other industry professionals, such as investment advisers, accountants and estate planning firms (severally, a "Service Organization"), in respect of the average daily value of shares of the Fund owned by shareholders for whom the Service Organization is the dealer of record or holder of record, or owned by shareholders with whom the Service Organization has a servicing relationship; (7) costs and expenses incurred in implementing and operating the Plan; and (8) such other similar services as the Fund's Board of Directors determines to be reasonably calculated to result in the sale of the shares of the Funds and Classes.

         Subject to the limitations of applicable law and regulation, including rules of the National Association of Securities Dealers ("NASD"), the Distributor will be compensated monthly for such services at the annual rate of up to but not more than 0.25% of the average daily net assets of the Fund.

     2. The Distributor may periodically pay to one or more Service Organizations (which may include the Distributor itself) a fee in respect of the shares of the Fund owned by shareholders for whom the Service Organizations are the dealers of record or holders of record, or owned by shareholders with whom the Service Organizations have servicing relationships. Such fees will be computed daily and paid quarterly by the Distributor at such annual rates as may be determined from time to time by the Board of Trustees, consistent with applicable law, regulation and regulatory interpretation, and disclosed in the Fund's prospectus, such rates to be based on the average daily net asset value of the shares of the Funds owned by shareholders for whom the Service Organizations are the dealers of record or holders of record, or owned by shareholders with whom the Service Organizations have servicing relationships. Subject to the limits herein and the requirements of applicable law and regulations, including rules of the NASD, the distributor may designate as "Service Fees," as that term is defined by applicable rules and regulatory interpretations applicable to payments under a plan such as the Plan, some or all of any payments made to Service Organizations (including the Distributor itself) for services that may be covered by "Service Fees," as so defined.

         The payment to a Service Organization is subject to compliance by the Service Organization with the terms of a written agreement between the Service Organization and the Distributor (the "Agreement"), in such form(s) as may be approved by the Directors from time to time. If a shareholder of a Fund ceases to be a client of a Service Organization that has entered into an agreement with the Distributor, but continues to hold shares of the Fund, the Distributor will be entitled to receive a similar payment in respect of the servicing provided to such shareholder. For the purposes of determining the fees payable under the Plan, the average daily net asset value of the shares of the Fund, as applicable, shall be computed in the manner specified the Fund's Articles of Incorporation, including any Establishment and Designation of Series, and the Fund's current prospectus for the computation of the net asset value of the Fund.

     3. The Plan will become effective immediately upon approval, by (a) a majority of the Board of Directors, including a majority of the Directors who are not "interested persons" (as defined in the Act) of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreements entered into in connection with the Plan (the "Plan "), pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of the Plan. Additional series or classes of shares may be added to the Plan effective as to each such series and class upon approval by (a) a majority of the outstanding voting securities of such series or class, as applicable, if shares of the series or class have been sold to persons who are not "affiliated persons" (as defined in the Act) of the Fund, promoters of the Fund, or affiliated persons of either of the foregoing, and (b) majorities of both the Board of Trustees and the Plan Directors, pursuant to votes cast in person at a meeting called for such purpose. Each such series or class added to the Plan shall become a "Fund" or "Class" hereunder.

     4. The Plan shall continue for a period of one year from its effective date, unless earlier terminated in accordance with its terms, and thereafter shall continue automatically for successive annual periods, provided such continuance is approved by a majority of the Board of Directors, including a majority of the Plan Directors pursuant to a vote cast in person at a meeting called for the purpose of voting on the continuance of the Plan.

     5. The Plan may be amended at any time by the Board of Directors provided that (a) any amendment to increase materially the amounts which a Fund may pay for distribution pursuant to the Plan shall be effective only upon approval by a vote of a majority of the outstanding voting securities of the respective Fund, as applicable and (b) any material amendments of the terms of the Plan shall become effective only upon approval by vote of a majority of the Directors and by vote of a majority of the Plan Directors, cast in person at a meeting called for the purpose of voting on such amendment.

     6. The Plan is terminable without penalty at any time with respect to any Fund by (a) vote of a majority of the Plan Directors, or (b) vote of a majority of the outstanding voting securities of the Fund, as applicable.

     7. Any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to the Plan or any agreement entered into in connection with the Plan shall provide to the Board of Directors, and the Board of Directors shall review, at least quarterly, a written report of the amounts expended pursuant to the Plan and the purposes for which such expenditures were made.

     8. While the Plan is in effect, the selection and nomination of Directors who are not "interested persons" (as defined in the Act) of the Fund shall be committed to the discretion of the Directors who are not "interested persons".

     9. The Fund shall preserve copies of the Plan, any agreement into connection with the Plan, and any report made pursuant to paragraph 7 hereof, for a period of not less than six years from the date of the Plan, such agreement or report, the first two years in an easily accessible place.

CAPSTONE EMPLOYEE STOCK OWNERSHIP FUND



Date:______________________             By:_________________________________
                                                     President


Attest:


---------------------------
Secretary